Exhibit 10.7

ASSIGNMENT AND ASSUMPTION AGREEMENT
3167, 3215, 3251 & 3319 North PanAm Expressway, San Antonio, Texas

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Agreement”) is executed as of April 9, 2026 (the “Effective Date”), by and between XPEL, Inc., a Nevada corporation (“Assignor”), and Harvest Ventures Holding Company, a Texas corporation (“Assignee”).

RECITALS:

A.Assignor, as Purchaser, and SL Industrial, LP, a Texas limited partnership (“Seller”), entered into that certain Standard Purchase and Sale Agreement dated effective as of January 29, 2026, as amended by that certain First Amendment to Standard Purchase and Sale Agreement dated effective as of March 4, 2026 (as amended, the “Acquisition Contract”) whereby Seller agreed to sell to Assignor and Assignor agreed to purchase from Seller the real property and personal property described in the Acquisition Contract (the “Property”), upon the terms and conditions set forth in the Acquisition Contract, the Property being situated in Bexar County, Texas, commonly known as 3167 North PanAm Expressway, 3215 North PanAm Expressway, 3251 North PanAm Expressway, and 3319 North PanAm Expressway, San Antonio, Texas, and being more particularly described in the Acquisition Contract.

B.Assignor desires to assign the Acquisition Contract to Assignee, and Assignee desires to accept and assume such assignment. In addition to the Acquisition Contract, Assignor desires to assign to Assignee all earnest money and other payments, deposits, and fees made or paid by Assignor pursuant to the Acquisition Contract and all reports, studies and other due diligence documents obtained by Assignor.
C.
D.Assignor and Assignee may each be referred to as a “Party” and collectively referred to as the “Parties”.

AGREEMENTS:

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which each Party acknowledges, the Parties agree as follows:

1.Assignment and Assumption. Assignor hereby assigns to Assignee all of Assignor’s right, title, and interest in, to, and under the Acquisition Contract, including without limitation all earnest money and other payments, deposits, and fees made or paid by Assignor pursuant to the Acquisition Contract (collectively, “Deposits”), and in consideration thereof, Assignee hereby assumes all of Assignor’s liabilities, duties, and obligations under the Acquisition Contract. Assignor hereby authorizes Assignee to enforce performance of all covenants and conditions contained in the Acquisition Contract, including without limitation, the right to demand and receive the deed covenanted to be given in the Acquisition Contract, as hereby assigned, in the same manner and with the same effect as Assignor could have done had this Agreement not been made. Assignor also hereby assigns to Assignee the right to use all feasibility reports, studies, and other due diligence items obtained by Assignor in its investigations and inspections of the Property.

2.Miscellaneous.

(a)Entire Agreement. This Agreement and the exhibits hereto contain the entire agreement of the Parties with respect to the Property and the assigned rights and supersede all prior written or oral agreements with respect thereto.

(b)Successors and Assigns. This Agreement is for the benefit of and is binding upon the heirs, personal representatives, successors, and assigns of each of the Parties.

(c)Severability. If any provision of this Agreement is illegal, invalid, or unenforceable under present or future laws, the remainder of this Agreement will not be affected and, in lieu of each illegal, invalid, or unenforceable provision, a provision as similar in terms to the illegal, invalid, or unenforceable provision as possible but that is legal, valid, and enforceable will be added.

(d)Headings. The section and paragraph headings in this Agreement are for convenience only and do not change the meaning of the sections and paragraphs.

(e)Counterparts. This Agreement may be executed in a number of identical counterparts which, taken together, shall constitute collectively one agreement. The Parties agree that this Agreement may be transmitted by facsimile machine or by electronic scanning and email, and the Parties intend that faxed or scanned signatures shall constitute original signatures. A facsimile copy or any counterpart or conformed copy of this Agreement with the signature, original, faxed, or scanned, of all of the Parties shall be binding on the Parties. The Parties further agree that this Agreement may be executed by using DocuSign or similar technology.

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EXECUTED by the parties to be effective as of the Effective Date.

ASSIGNOR:

XPEL, INC.,
a Nevada corporation

By: /s/ Barry R. Wood
Name:     Barry R. Wood
Title: Senior Vice President and Chief Financial Officer

ASSIGNEE:

HARVEST VENTURES HOLDING COMPANY,
a Texas corporation

By: /s/ Barry R. Wood
Name:     Barry R. Wood
Title:     Vice President-Finance, Secretary and Treasurer